Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "UNICORN REAL ESTATE HOLDINGS, INC." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE NINTH DAY OF MAY, A.D. 2018.

AND I DO HEREBY FURTHER CERTIFY THAT THE SAID "UNICORN REAL ESTATE HOLDINGS, INC." WAS INCORPORATED ON THE THIRD DAY OF MAY, A.D. 2018.

AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL FRANCHISE TAXES HAVE BEEN ASSESSED TO DATE.

Jeffrey W. Bullock, Secretary of State

6869265 8300

SR# 20183557824

Authentication: 202663657

Date: 05-09-18

You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE *of* DELAWARE
CERTIFICATE *of* INCORPORATION
A STOCK CORPORATION

• **First:** The name of this Corporation is UNICORN REAL ESTATE HOLDINGS, INC.

• **Second:** Its registered office in the State of Delaware is to be located at 16192 Coastal Highway Street, in the City of Lewes County of Sussex Zip Code 19958.

The registered agent in charge thereof is Harvard Business Services, Inc.

Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

• **Fourth:** The amount of the total stock of this corporation is authorized to issue is 750,000,000 shares (number of authorized shares) with a par value of 0.0001 per share.

• **Fifth:** The name and mailing address of the incorporator are as follows:
Name Cecil Franklin Speight
Mailing Address 30 Broad Street, 14th Floor
New York, NY Zip Code 10004

• **I, The Undersigned,** for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 2nd day of May, A.D. 2018.

BY: [signature]
(Incorporator)

NAME: Cecil Franklin Speight
(type or print)

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A NON-DELAWARE CORPORATION
TO A DELAWARE CORPORATION
PURSUANT TO SECTION 265 OF THE
DELAWARE GENERAL CORPORATION LAW

1.) The jurisdiction where the Non-Delaware Corporation first formed is MONTANA.

2.) The jurisdiction immediately prior to filing this Certificate is MONTANA.

3.) The date the Non-Delaware Corporation first formed is 12/24/2007.

4.) The name of the Non-Delaware Corporation immediately prior to filing this Certificate is UNICORN REAL ESTATE HOLDINGS, INC..

5.) The name of the Corporation as set forth in the Certificate of Incorporation is UNICORN REAL ESTATE HOLDINGS, INC..

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting Non-Delaware Corporation have executed this Certificate on the 2nd day of May, A.D. 2018.

By: [signature]

Name: Cecil Franklin Speight
Print or Type

Title: Vice President
Print or Type

Board Resolution

The Board Of Directors Of Unicorn Real Estate Holdings, Inc. incorporated in **Delaware** , with main offices at 87 N. Raymond Ave. - Suite 200, Pasadena, California 91103, USA (the "Company") attended a Board of Directors meeting which was duly and regularly called, noticed and held on the 20th of August 2018 at the Company's above referenced address at which there was present a quorum thereof, wherein the following resolutions were unanimously adopted:

Hereby Agreed and Resolved the following:

1. That Company hereby changes, effective immediately, its fiscal year to September 30th.

2. The Company hereby accepts the resignation of Franklin Speight as Vice president, Secretary, Treasurer effective October 1st, 2018. Mr. Speight shall remain as a signatory on all Company bank accounts until the President, or a person designated by the Board, shall be added to said account(s).
3. Peter Herbert Koch as acting President shall be designated as Secretary and Treasurer unless Another person is duly appointed by the Board.

It is further certified that the foregoing has not been modified or amended and is now in full force and effect and that a fax or photocopy of the corporate resolution shall be of equal value to the original and shall be accepted as such by everyone, for all purposes, everywhere.

In witness whereof:

I have hereunto set my hand and seal of the company in certification of the above resolutions and provisions on this 8th day of November 2010.

By: Franklin Speight
Title: Secretary/Treasurer
Date: August 20, 2018

Attested:

By: Peter H. Koch
Title: President /CEO
Date: August 20. 2018

STATE OF MONTANA

11580618
Montana Secretary of State
Filed: May 01, 2018 10:06 AM
BID: D179676

Restated Articles of Incorporation

UNICORN REAL ESTATE HOLDINGS, INC. (D179676)

General Details

Handling Option	24 Hour Priority Handling
Delayed Effective Date	
Entity Status	Active Good Standing
Incorporation Date	12/24/2007
Corporate Type	General For Profit Corporation
Amend entity name?	Yes
Business Entity Name	UNICORN REAL ESTATE HOLDINGS, INC.
Previous Value	~~GERMANY SOLUTIONS, INC.~~

Registered Agent in Montana

Entity Name	FIRST STEP, LLC
Street Address	1040 Partridge Place, Suite 3, Helena, Montana, 59602, United States
Mailing Address	1040 Partridge Place, Suite 3, Helena, Montana, 59602, United States
Registered Agent Type	Commercial

Business Mailing Address of Principal Office

Current Address

Postal Address	30 BROAD ST, 14TH FLOOR, New York, New York, 10004, United States

General Details

Physical Address	30 BROAD ST, 14TH FLOOR, New York, New York, 10004, United States

Term	Perpetual
Purpose	ANY LAWFUL BUSINESS
Other Amendments	
Date of each amendment's adoption	05/01/2018
Amendment Adoption	This amendment was adopted by the Incorporators or Board of Directors. A vote of the shareholders was not required.

Directors/Officers

Name	PETER HERBERT KOCH
Status	Active
Business Mailing Address	30 BROAD ST, 14TH FLOOR, New York, New York, 10004, United States
Position	Director, President

Name	CECIL FRANKLIN SPEIGHT
Status	Active
Business Mailing Address	30 BROAD ST, 14TH FLOOR, New York, New York, 10004, United States
Position	Vice-president, Secretary, Treasurer

Shares

Changed

Share Name	Common
Authorized Shares	750000000
Previous Value	~~10000~~
Issued Shares	0
Share Par Value	0.0001
Previous Value	~~0.0000~~

Signature

I have been authorized by the business entity to file this document online.
Yes

I, HEREBY SWEAR AND/OR AFFIRM, under penalty of law, including criminal prosecution, that the facts contained in this document are true. I certify that I am signing this document as the person(s) whose signature is required, or as an agent of the person(s) whose signature is required, who has authorized me to place his/her signature on this document.
Yes

Name	C FRANK SPEIGHT
Position	Other Officer
Date	05/01/2018

Daytime Contact

Phone	(1) 484-2564563
Email	assetprofile@gmail.com

D179676 *814978*

Montana State Capitol
PO Box 202801
Helena, MT 59620-2801
(406)444-3665
http://www.sos.mt.gov

MILDRED SNUKIS
MONTANA FILING USA INC
1601 SECOND AVE N STE 70
GREAT FALLS MT 59401

RE: GERMANY SOLUTIONS, INC.
ARTICLES OF INCORPORATION
Filing Date: DECEMBER 24, 2007
Filing Number: D179676 - 814978

January 9, 2008

Dear Sir or Madam:

I've approved the filing of the documents for the above named entity. The document number and filing date have been recorded on the original document. This letter serves as your certificate of filing and should be maintained in your files for future reference.

Thank you for giving this office the opportunity to serve you. If you have any questions in this regard, or need additional assistance, please do not hesitate to contact the Business Services Bureau professionals at (406) 444-3665.

Sincerely,

Brad Johnson

BRAD JOHNSON
Secretary of State

[redacted]

814978

STATE OF MONTANA
FILED
DEC 24 2007
0179676
SECRETARY OF STATE

ARTICLES OF INCORPORATION OF

GERMANY SOLUTIONS, INC.

ARTICLE I. The name of the corporation is: **GERMANY SOLUTIONS, INC.**

ARTICLE II. The registered agent for this corporation shall be: **Montana Filing USA, Inc.** Its registered office in the State of Montana is located at **1601 Second Avenue North, Suite 70, Great Falls, MT 59401.** Signature of Registered Agent:

____

ARTICLE III. The Corporation shall have unlimited power to engage in and to do any lawful act concerning any or all lawful businesses for which corporations may be organized under the laws of Montana. This Corporation may maintain an office, or offices, in such other place within or without the State of Montana as may be from time to time designated by the Board of Directors, or by the By-Laws of said Corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Montana as well as within the State of Montana.

ARTICLE IV. The period of its duration is perpetual.

ARTICLE V. The aggregate number of shares, which the corporation shall have authority to issue, is ten thousand shares of no par value. Said shares may be issued by the corporation from time to time for such considerations as may be fixed by the Board of Directors.

ARTICLE VI. The transfer of shares shall be unrestricted, except as provided by any future buy-sell agreement signed by all of the stockholders.

RECEIVED
HELENA MONTANA
2007 DEC 24 PM 2:55
BRAD JOHNSON
SECRETARY OF STATE

ARTICLE VII. The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the corporation.

ARTICLE VIII. The governing board of this corporation shall be known as

directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this Corporation, providing that the number of directors shall not be reduced to less than one (1).

ARTICLE IX. The name and post office address of the incorporator signing the Articles of Incorporation is as follows:

Mildred Snukis, 1601 Second Avenue North, Suite 70, Great Falls, MT 59401

ARTICLE X. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

Subject to the By-Laws, if any, adopted by the Stockholders, to make, alter or amend the By-Laws of the Corporation.

To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this Corporation.

By resolution passed by a majority of the whole Board, to designate one (1) or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution, or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee, or committees, shall have such name, or names, as may be stated in the By-Laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the

property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions.

ARTICLE XI. No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of law; (iii) for any breach of the directors duty of loyalty to the corporation or its shareholders; or (iv) for any transaction from which the officer or director derived an improper personal benefit. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

ARTICLE XII. Except with respect to amending the non-assessability of shares per Article VII, this Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the incorporator herein before named for the purpose of forming a Corporation pursuant to the laws of the State of Montana, do make and file these Articles of Incorporation, hereby declaring and certifying 13TH of December, 2007.

____

Mildred Snukis

MONTANA SECRETARY OF STATE

CERTIFICATE OF EXISTENCE

I, **COREY STAPLETON,** Secretary of State for the State of Montana, do hereby certify that:

UNICORN REAL ESTATE HOLDINGS, INC.

duly filed its Articles Of Incorporation for the domestic entity in this office on **December 24, 2007,** and on that date was authorized to transact business in this state for a term of Perpetual duration.

Payment is reflected in the records of the Secretary of State for all fees owed to the Secretary of State.

The most recent annual report has been filed with this office.

No articles of dissolution have been placed on record in this office by said corporation and the records indicate the corporation is in good standing under the laws of the State of Montana.

The Secretary of State cannot certify that tax and penalties owed to this state on record with the Department of Revenue are current. Please contact the Department of Revenue at (406) 444-6900 to obtain information on tax status.


THE GREAT SEAL OF THE STATE OF MONTANA
ORO Y PLATA

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of the State of Montana, at Helena, the Capital, this 1st day of May, 2018.

COREY STAPLETON
Montana Secretary of State
Certificate Number: 050120180861

IRS DEPARTMENT OF THE TREASURY
INTERNAL REVENUE SERVICE
CINCINNATI OH 45999-0023

Date of this notice: 05-03-2018

Employer Identification Number:
82-5418116

Form: SS-4

Number of this notice: CP 575 A

UNICORN REAL ESTATE HOLDINGS INC
% FRANK SPEIGHT
30 BROAD ST STE 14131
NEW YORK, NY 10004

For assistance you may call us at:
1-800-829-4933

IF YOU WRITE, ATTACH THE
STUB AT THE END OF THIS NOTICE.

WE ASSIGNED YOU AN EMPLOYER IDENTIFICATION NUMBER

Thank you for applying for an Employer Identification Number (EIN). We assigned you EIN 82-5418116. This EIN will identify you, your business accounts, tax returns, and documents, even if you have no employees. Please keep this notice in your permanent records.

When filing tax documents, payments, and related correspondence, it is very important that you use your EIN and complete name and address exactly as shown above. Any variation may cause a delay in processing, result in incorrect information in your account, or even cause you to be assigned more than one EIN. If the information is not correct as shown above, please make the correction using the attached tear off stub and return it to us.

Based on the information received from you or your representative, you must file the following form(s) by the date(s) shown.

Form 1120	04/15/2019

If you have questions about the form(s) or the due date(s) shown, you can call us at the phone number or write to us at the address shown at the top of this notice. If you need help in determining your annual accounting period (tax year), see Publication 538, *Accounting Periods and Methods*.

We assigned you a tax classification based on information obtained from you or your representative. It is not a legal determination of your tax classification, and is not binding on the IRS. If you want a legal determination of your tax classification, you may request a private letter ruling from the IRS under the guidelines in Revenue Procedure 2004-1, 2004-1 I.R.B. 1 (or superseding Revenue Procedure for the year at issue). Note: Certain tax classification elections can be requested by filing Form 8832, *Entity Classification Election*. See Form 8832 and its instructions for additional information.

IMPORTANT INFORMATION FOR S CORPORATION ELECTION:

If you intend to elect to file your return as a small business corporation, an election to file a Form 1120-S must be made within certain timeframes and the corporation must meet certain tests. All of this information is included in the instructions for Form 2553, *Election by a Small Business Corporation*.

If you are required to deposit for employment taxes (Forms 941, 943, 940, 944, 945, CT-1, or 1042), excise taxes (Form 720), or income taxes (Form 1120), you will receive a Welcome Package shortly, which includes instructions for making your deposits electronically through the Electronic Federal Tax Payment System (EFTPS). A Personal Identification Number (PIN) for EFTPS will also be sent to you under separate cover. Please activate the PIN once you receive it, even if you have requested the services of a tax professional or representative. For more information about EFTPS, refer to Publication 966, *Electronic Choices to Pay All Your Federal Taxes*. If you need to make a deposit immediately, you will need to make arrangements with your Financial Institution to complete a wire transfer.

The IRS is committed to helping all taxpayers comply with their tax filing obligations. If you need help completing your returns or meeting your tax obligations, Authorized e-file Providers, such as Reporting Agents (payroll service providers) are available to assist you. Visit the IRS Web site at www.irs.gov for a list of companies that offer IRS e-file for business products and services. The list provides addresses, telephone numbers, and links to their Web sites.

To obtain tax forms and publications, including those referenced in this notice, visit our Web site at www.irs.gov. If you do not have access to the Internet, call 1-800-829-3676 (TTY/TDD 1-800-829-4059) or visit your local IRS office.

IMPORTANT REMINDERS:

* Keep a copy of this notice in your permanent records. **This notice is issued only one time and the IRS will not be able to generate a duplicate copy for you.** You may give a copy of this document to anyone asking for proof of your EIN.

* Use this EIN and your name exactly as they appear at the top of this notice on all your federal tax forms.

* Refer to this EIN on your tax-related correspondence and documents.

If you have questions about your EIN, you can call us at the phone number or write to us at the address shown at the top of this notice. If you write, please tear off the stub at the bottom of this notice and send it along with your letter. If you do not need to write us, do not complete and return the stub.

Your name control associated with this EIN is UNIC. You will need to provide this information, along with your EIN, if you file your returns electronically.

Thank you for your cooperation.

(IRS USE ONLY) 575A 05-03-2018 UNIC B 9999999999 SS-4

Keep this part for your records. CP 575 A (Rev. 7-2007)

Return this part with any correspondence
so we may identify your account. Please
correct any errors in your name or address.

CP 575 A

9999999999

Your Telephone Number	Best Time to Call	
( ) -		DATE OF THIS NOTICE: 05-03-2018
		EMPLOYER IDENTIFICATION NUMBER: 82-5418116
		FORM: SS-4 NOBOD

INTERNAL REVENUE SERVICE
CINCINNATI OH 45999-0023

UNICORN REAL ESTATE HOLDINGS INC
% FRANK SPEIGHT
30 BROAD ST STE 14131
NEW YORK, NY 10004